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                                AMENDMENT TO THE
                     TRANSFER AGENCY AND SERVICES AGREEMENT

     THIS AMENDMENT, dated as of the 25th day of July, 2002 is made to the Transfer Agency and Services Agreement (the "Agreement") dated December 21, 1998, between each registered investment company listed on Exhibit 1 of the Agreement (as amended from time to time) (each a "Fund") and PFPC INC. (f/k/a First Data Investor Services Group, Inc.) ("PFPC").

                                   WITNESSETH

     WHEREAS, the parties to the Agreement desire to modify certain provision of the Agreement.

     NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. All references in the Agreement to "First Data Investor Services Group, Inc." and "FDISG" shall be replaced with "PFPC Inc." and "PFPC" respectively.

2.   Exhibit 1 - List of Funds is hereby deleted and replaced with the revised
Exhibit 1 attached hereto.

3. This Amendment contains the entire understanding between the parties with respect to the transactions contemplated hereby. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement and related agreements, this Amendment shall control, but the Agreement and all related documents shall otherwise remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

The Funds Listed on Exhibit 1 of the         PFPC INC.
Agreement

By:    /s/ Thomas J. Fetter                  By:     /s/ Michael McCarthy
      -------------------------------              -----------------------------

Name:      Thomas J. Fetter                  Name:       Michael McCarthy
      -------------------------------              -----------------------------
Title:     President                         Title:      Senior Vice President
                                                         and General Manager
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                                                                       Exhibit 1

                                  LIST OF FUNDS

Eaton Vance Municipal Income Trust
Eaton Vance California Municipal Income Trust
Eaton Vance Florida Municipal Income Trust
Eaton Vance Massachusetts Municipal Income Trust
Eaton Vance Michigan Municipal Income Trust
Eaton Vance New Jersey Municipal Income Trust
Eaton Vance New York Municipal Income Trust
Eaton Vance Ohio Municipal Income Trust
Eaton Vance Pennsylvania Municipal Income Trust
Eaton Vance Insured Municipal Bond Fund
Eaton Vance Insured California Municipal Bond Fund
Eaton Vance Insured New York Municipal Bond Fund